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EXHIBIT 10.1

FIRST AMENDMENT
OF THE
SMURFIT-STONE CONTAINER CORPORATION
2004 LONG TERM INCENTIVE PLAN

        WHEREAS, Smurfit-Stone Container Corporation (the "Company") maintains the Smurfit-Stone Container Corporation 2004 Long Term Incentive Plan (the "Plan"); and

        WHEREAS, the Company now considers it desirable to amend the Plan;

        NOW, THEREFORE, pursuant to the power reserved to the Company by Section 15.1 of the Plan, and by virtue of the authority delegated to the undersigned officer by resolution of the Company's Board of Directors, the Plan is hereby amended, effective May 12, 2004, in the following particulars:

        1.     By substituting the following definition of "Performance Period" for the definition that appears in Article 2 of the Plan:

    "Performance Period" means the time period, which shall not be less than one year, during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9."

        2.     By substituting the following definition of "Restriction Period" for the definition that appears in Article 2 of the Plan:

    "Restriction Period" means the period, which shall not be less than three years, during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion) or the Restricted Stock is not vested."

* * *

        IN WITNESS WHEREOF, on behalf of the Company, the undersigned officer has executed this amendment this 22nd day of July 2004.

SMURFIT-STONE CONTAINER CORPORATION
By:	/s/ CRAIG A. HUNT
Its:	Vice President, General Counsel and Secretary

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  EXHIBIT 10.1